As filed with the Securities and Exchange Commission on August 7, 2007
Registration No. 333-144837

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHEMIX CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	04-3511153 (IRS Employer Identification No.)
300 Third Street
Cambridge, Massachusetts 02142
(617) 621-7700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Errol B. De Souza, Ph.D.
President and Chief Executive Officer
Archemix Corp.
300 Third Street
Cambridge, Massachusetts 02142
(617) 621-7700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:

Jeffrey M. Wiesen, Esq. Megan N. Gates, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	David E. Redlick, Esq. Stuart R. Nayman, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, New York 10022 (212) 230-8800

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note
     This Amendment No. 1 is being filed solely for the purpose of filing exhibits to the Registration Statement (Registration No. 333-144837) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX
Ex-10.7 Amended and Restated Collaboration Agreement
Ex-10.8 Collaborative Research and License Agreement, dated January 17, 2007
Ex-10.9 Collaborative Research and License Agreement, dated June 6, 2007
Ex-10.10 License Agreement, dated as of October 23, 2001
Ex-10.11 Settlement Agreement and Release, dated September 4, 2003
Ex-10.12 Amended and Restated License Agreement, dated as of June 14, 2007
Ex-10.13 License Agreement, dated as of October, 2003
Ex-10.14 Collaborative Research and License Agreement, dated June 11, 2007
Ex-10.15 Collaborative Research and License Agreement, dated June 30, 2006
Ex-10.16 Collaborative Research, Services and License Agreement, dated as of December 21, 2006
Ex-10.17 Technology Development and License Agreement, dated as of August 6, 2003
Ex-10.18 Research and License Agreement, dated April 8, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits and Financial Statement Schedules.
Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2 **	Form of Amended and Restated Certificate of Incorporation to become effective upon completion of the offering.

3.3*	Amended and Restated By-laws of the Registrant.

3.4**	Form of Amended and Restated Bylaws to become effective upon completion of this offering.

4.1**	Form of Common Stock Certificate.

4.2*	Third Amended and Restated Registration Rights Agreement, dated June 13, 2007, by and among the Registrant and the stockholders listed therein.

4.3*	Form of Registration Rights Agreement by and between the Registrant and Nuvelo, Inc.

4.4**	Form of Common Stock Purchase Agreement by and between the Registrant and Nuvelo, Inc.

4.5*	Warrant to Purchase Series A Convertible Preferred Stock issued to Comerica Bank-California, dated October 3, 2001.

4.6*	Warrant to Purchase Series A Convertible Preferred Stock issued to Comerica Bank- California, dated December 18, 2002.

4.7*	Form of Common Stock Warrant, together with a schedule of warrant holders.

5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.

10.1@*	Employment Agreement by and between the Registrant and Errol De Souza, dated March 7, 2003.

10.2@*	Employment Agreement by and between the Registrant and Duncan Higgons, dated December 15, 2005.

10.3@*	Offer Letter from the Registrant to James Gilbert, dated September 8, 2006.

10.4@*	Offer Letter from the Registrant to Gregg Beloff, dated November 14, 2003.

10.5@*	Offer Letter from the Registrant to Page Bouchard, dated August 24, 2004.

10.6*	Lease by and between the Registrant and Three Hundred Third Street, LLC, dated April 11, 2005, as amended.

10.7†	Amended and Restated Collaboration Agreement by and between the Registrant and Nuvelo, Inc., dated July 31, 2006.

10.8†	Collaborative Research and License Agreement by and between the Registrant and Merck KGaA, dated January 17, 2007, as amended June 6, 2007.

10.9†	Collaborative Research and License Agreement between the Registrant and Merck KGaA, dated as of June 6, 2007.

10.10†	License Agreement between Gilead Sciences, Inc. and the Registrant, dated as of October 23, 2001.

10.11†	Settlement Agreement and Release by and among the Registrant, Gilead Sciences, Inc. and University License Equity Holdings, Inc., dated September 4, 2003.

Exhibit No.	Description
10.12†	Amended and Restated License Agreement by and between the Registrant and SomaLogic, Inc., dated as of June 14, 2007.

10.13†	License Agreement by and between the Registrant and Regado Biosciences, Inc., dated as of October, 2003.

10.14†	Collaborative Research and License Agreement by and between the Registrant and Takeda Pharmaceutical Company Limited, dated June 11, 2007.

10.15†	Collaborative Research and License Agreement, by and between the Registrant and Elan Pharma International Limited, dated June 30, 2006.

10.16†	Collaborative Research, Services and License Agreement by and between the Registrant and Pfizer Inc., dated as of December 21, 2006.

10.17†	Technology Development and License Agreement by and between the Registrant and Aptamera, Inc. (now known as Antisoma plc), dated as of August 6, 2003.

10.18†	Research and License Agreement by and between the Registrant and Eyetech Pharmaceuticals, Inc. (now known as OSI Pharmaceuticals, Inc.), dated as of April 8, 2004.

10.19*	Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated as of April 11, 2005, as amended.

10.20@**	Form of Indemnification Agreement for officers and directors.

10.21@*	Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.22@*	Form of Non-Qualified Stock Option Agreement for Directors under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.23@*	Form of Incentive Stock Option Agreement for Senior Executives under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.24@*	Form of Non-Qualified Stock Option Agreement for Senior Executives under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).

24.1*	Powers of Attorney.

*	Previously filed.

**	To be filed by amendment.

†	Confidential treatment has been requested for portions of this exhibit.

@	Management compensation plan or contract.
Financial Statement Schedules
     Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on August 7, 2007.

ARCHEMIX CORP.
By:	/s/ Errol B. De Souza
Errol B. De Souza, Ph.D.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Errol B. De Souza Errol B. De Souza, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	August 7, 2007

/s/ Gregg D. Beloff Gregg D. Beloff	Chief Financial Officer (principal financial and accounting officer)	August 7, 2007

* Alex Barkas, Ph.D.	Director	August 7, 2007

* Peter Barrett, Ph.D.	Director	August 7, 2007

* Lawrence Best	Director	August 7, 2007

* John Maraganore, Ph.D.	Director	August 7, 2007

* Corey Mulloy	Director	August 7, 2007

* Michael Ross, Ph.D.	Director	August 7, 2007

* Robert Stein, M.D., Ph.D.	Director	August 7, 2007

*	By:	/s/ Errol B. De Souza Errol B. De Souza Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of the Registrant.

3.2 **	Form of Amended and Restated Certificate of Incorporation to become effective upon completion of the offering.

3.3*	Amended and Restated By-laws of the Registrant.

3.4**	Form of Amended and Restated Bylaws to become effective upon completion of this offering.

4.1**	Form of Common Stock Certificate.

4.2*	Third Amended and Restated Registration Rights Agreement, dated June 13, 2007, by and among the Registrant and the stockholders listed therein.

4.3*	Form of Registration Rights Agreement by and between the Registrant and Nuvelo, Inc.

4.4**	Form of Common Stock Purchase Agreement by and between the Registrant and Nuvelo, Inc.

4.5*	Warrant to Purchase Series A Convertible Preferred Stock issued to Comerica Bank-California, dated October 3, 2001.

4.6*	Warrant to Purchase Series A Convertible Preferred Stock issued to Comerica Bank- California, dated December 18, 2002.

4.7*	Form of Common Stock Warrant, together with a schedule of warrant holders.

5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.

10.1@*	Employment Agreement by and between the Registrant and Errol De Souza, dated March 7, 2003.

10.2@*	Employment Agreement by and between the Registrant and Duncan Higgons, dated December 15, 2005.

10.3@*	Offer Letter from the Registrant to James Gilbert, dated September 8, 2006.

10.4@*	Offer Letter from the Registrant to Gregg Beloff, dated November 14, 2003.

10.5@*	Offer Letter from the Registrant to Page Bouchard, dated August 24, 2004.

10.6*	Lease by and between the Registrant and Three Hundred Third Street, LLC, dated April 11, 2005, as amended.

10.7†	Amended and Restated Collaboration Agreement by and between the Registrant and Nuvelo, Inc., dated July 31, 2006.

10.8†	Collaborative Research and License Agreement by and between the Registrant and Merck KGaA, dated January 17, 2007, as amended June 6, 2007.

10.9†	Collaborative Research and License Agreement between the Registrant and Merck KGaA, dated as of June 6, 2007.

10.10†	License Agreement between Gilead Sciences, Inc. and the Registrant, dated as of October 23, 2001.

10.11†	Settlement Agreement and Release by and among the Registrant, Gilead Sciences, Inc. and University License Equity Holdings, Inc., dated September 4, 2003.

10.12†	Amended and Restated License Agreement by and between the Registrant and SomaLogic, Inc., dated as of June 14, 2007.

10.13†	License Agreement by and between the Registrant and Regado Biosciences, Inc., dated as of October, 2003.

10.14†	Collaborative Research and License Agreement by and between the Registrant and Takeda Pharmaceutical Company Limited, dated June 11, 2007.

10.15†	Collaborative Research and License Agreement, by and between the Registrant and Elan Pharma International Limited, dated June 30, 2006.

10.16†	Collaborative Research, Services and License Agreement by and between the Registrant and Pfizer Inc., dated as of December 21, 2006.

10.17†	Technology Development and License Agreement by and between the Registrant and Aptamera, Inc. (now known as Antisoma plc), dated as of August 6, 2003.

Exhibit No.	Description
10.18†	Research and License Agreement by and between the Registrant and Eyetech Pharmaceuticals, Inc. (now known as OSI Pharmaceuticals, Inc.), dated as of April 8, 2004.

10.19*	Loan and Security Agreement by and between the Registrant and Silicon Valley Bank, dated as of April 11, 2005, as amended.

10.20@**	Form of Indemnification Agreement for officers and directors.

10.21@*	Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.22@*	Form of Non-Qualified Stock Option Agreement for Directors under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.23@*	Form of Incentive Stock Option Agreement for Senior Executives under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

10.24@*	Form of Non-Qualified Stock Option Agreement for Senior Executives under the Amended and Restated 2001 Employee, Director and Consultant Stock Plan, as amended.

23.1*	Consent of Ernst & Young LLP.

23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).

24.1*	Powers of Attorney.

*	Previously filed.

**	To be filed by amendment.

†	Confidential treatment has been requested for portions of this exhibit.

@	Management compensation plan or contract.